Vuzix Receives Expanded Trade Credit From Key Supplier

ROCHESTER, NEW YORK - 05/21/10 - Vuzix Corporation (TSX VENTURE: VZX) announced today that it had entered into an agreement with one of its key suppliers, Kopin Corporation, to provide Vuzix with a US$250,000 revolving line of credit. The line of credit will be used to purchase from Kopin micro-displays used in the Company's products. The line of credit matures on May 21, 2011. Advances are required to be paid 75 days after delivery of products by Kopin. Advances not paid within 30 days will carry interest from the due date at an annual rate of 12%. Kopin will receive warrants to purchase 555,555 common shares of Vuzix, with an exercise price of Cdn $0.12 share. The Warrants are exercisable until the earlier of the expiration of the line of credit and repayment of all advances made thereunder or May 21, 2015.

The Warrants and the common shares issuable upon exercise thereof will be subject to resale restrictions under the policies of the TSX Venture Exchange for a period of 4 months following the date hereof. The Warrants and the common shares can be resold in the United States only if they are registered or sold pursuant to Rule 144 promulgated by the US Securities and Exchange Commission, in the case of the warrants after 6 months from the date of issue and, in the case of shares purchased by exercising the Warrants, after 6 months from the date of exercise.

The transactions referred to herein remain subject to receipt of regulatory approval, including final approval of the TSX Venture Exchange.

About Vuzix Corporation

Vuzix is a leading manufacturer of Video Eyewear; personal display devices that provide users with portable high quality viewing experiences. Vuzix started in the defense sector with a focus on R&D of next generation display solutions for the US DoD and the Special Operations community, and today is a leading supplier of display products for thermal sighting systems, tactical wearable displays, consumer products. Vuzix has 51 patents in the Video Eyewear field and provides solutions for mobile computing, tactical information display, video, virtual and augmented reality, and 3D entertainment. The Company addresses the defense, industrial, consumer and medical markets and has shipped well over 200,000 display solutions since its inception. Vuzix has won multiple CES Innovations Awards, the RetailVision Best New Product award, several wireless technology innovation awards, among others. Founded in 1997, Vuzix recently became a public company listed on the TSX Venture Exchange (TSX VENTURE: VZX) with offices in Rochester, NY, London, UK and Tokyo, Japan.

Forward-Looking Statements Disclaimer

Certain statements contained in this release are "forward looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward looking statements contained in this release may relate to, among other things, future products, product features and applications. They are generally identified by words such as "plans," "seeks," "believes," "may," "expects," "anticipates," "should'" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially from those projected in the Company's forward-looking statements due to, among other things, our ability to raise necessary capital; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the timing of new product launches; delays in product development; and dependence on third parties for certain key components. These risk factors and others are described in the Company's reports filed with the United States Securities and Exchange Commission and applicable Canadian securities regulators. Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contacts:
Press Contact:
Vuzix Corporation
Steve Glaser
585-359-7563
Stephen_glaser@vuzix.com

Investor Relations Contact:
Vuzix Corporation
Grant Russell
CFO
585 359-7562
IR@vuzix.com